As filed with the Securities and Exchange Commission on March 31, 2000.

                        Registration No. 333-____________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             Registration Statement
                                      Under
                           The Securities Act of 1933

                      TRANSACTION SYSTEMS ARCHITECTS, INC.
             (Exact name of registrant as specified in its charter)

                               Delaware 47-0772104
        (State or other jurisdiction (I.R.S. Employer Identification No.)
                        of incorporation or organization)

                             224 South 108th Avenue
                              Omaha, Nebraska 68154
               (Address of principal executive offices) (Zip Code)

           Transaction Systems Architects, Inc. 1999 Stock Option Plan
                            (Full title of the plan)

                              David P. Stokes, Esq.
                          General Counsel and Secretary
                      Transaction Systems Architects, Inc.
                             224 South 108th Avenue
                              Omaha, Nebraska 68514
                                 (402) 334-5101
(Name, address and telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
================================== ========================== ===================== ================ ===============
                                                                Proposed Maximum       Proposed        Amount of
    Title of Securities to be            Amount to be          Offering Price Per       Maximum       Registration
           Registered                    Registered(1)               Share             Aggregate          Fee
                                                                                    Offering Price
================================== ========================== ===================== ================ ===============
Class A Common Stock,                  1,000,000 shares          $ 26.9063 (2)        $26,906,300       $7,105.00
     $0.005 par value
================================== ========================== ===================== ================ ===============

(1) Pursuant to Rule 416, this Registration Statement also covers any additional shares of Class A Common Stock which may be issuable pursuant to the antidilution provisions of the Transaction Systems Architects, Inc. 1999 Stock Option Plan.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h). The price is based upon the average of the high and low prices of Transaction Systems Architects, Inc. Class A Common Stock on March 29, 2000, as reported on the National Association of Securities Dealers Automated Quotations system.

                             EXPLANATORY STATEMENT

         This Registration Statement is filed pursuant to General Instruction E to Form S-8 by Transaction Systems Architects, Inc., a Delaware corporation (the "Company"), in order to register 1,000,000 shares of Class A Common Stock, which shares are in addition to those previously registered on a Registration Statement on Form S-8 (File No. 333-73027) filed with the Securities and Exchange Commission (the "Commission") on February 26, 1999 for issuance pursuant to the Transaction Systems Architects, Inc. 1999 Stock
Option Plan. The contents of such previously filed Registration Statement (File No. 333-73027) are incorporated herein by reference.


                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits

     Exhibit
     Number

        5         Opinion of Legal Counsel
       23         Consent of Arthur Andersen LLP
       24         Power of Attorney (included in Signature Page)


                                   SIGNATURES
         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on this 31st day of March, 2000.

                                   TRANSACTION SYSTEMS ARCHITECTS, INC.

                                   By:   /s/ David C. Russell
                                   --------------------------------
                                     David C. Russell, Chief Executive
                                     Officer, President and Director


                               POWER OF ATTORNEY

         We, the undersigned officers and directors of Transaction Systems Architects, Inc., hereby severally and individually constitute and appoint David C. Russell and Dwight G. Hanson, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8, and all instruments necessary or advisable in connection therewith, and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendments and other instruments.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


  Name                        Title                               Date
-----------------           --------------------                ------------

/s/ David C. Russell        Chief Executive Officer, President    March 31, 2000
-------------------------   and Director (Principal Executive
    David C. Russell        Officer)

/s/ William E. Fisher       Chairman of the Board and Director    March 31, 2000
-------------------------
    William E. Fisher

/s/ Dwight G. Hanson        Chief Financial Officer and           March 31, 2000
-------------------------   Senior Vice President (Principal
    Dwight G. Hanson        Financial Officer)

/s/ Edward Fuxa             Controller                            March 31, 2000
-------------------------   (Principal Accounting Officer)
    Edward Fuxa

/s/ Charles E. Noell, III   Director                              March 13, 2000
-------------------------
    Charles E. Noell, III

/s/ Jim D. Kever            Director                              March 13, 2000
-------------------------
    Jim D. Kever

/s/ Larry G. Fendley        Director                              March 13, 2000
-------------------------
    Larry G. Fendley

/s/ Roger K. Alexander      Director                              March 13, 2000
-------------------------
    Roger K. Alexander


                                 EXHIBIT INDEX

Exhibit
Number            Description

      5           Opinion of Legal Counsel
     23           Consent of Arthur Andersen LLP
     24           Power of Attorney (included in Signature Page)